SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2009

PIONEER SOUTHWEST ENERGY PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-34032	26-0388421
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5205 N. O'Connor Blvd., Suite 200, Irving, Texas		75039
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 444-9001

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

PIONEER SOUTHWEST ENERGY PARTNERS L.P.

Item 1.01.	Entry into a Material Definitive Agreement.

On August 31, 2009, Pioneer Southwest Energy Partners USA LLC (“Pioneer Southwest LLC”), a wholly-owned subsidiary of Pioneer Southwest Energy Partners L.P. (the “Partnership”), completed the acquisition of certain oil and gas properties (the “Acquired Property Interests”) from Pioneer Natural Resources USA, Inc. (“Pioneer USA”), a wholly-owned subsidiary of Pioneer Natural Resources Company (“Pioneer”), pursuant to a Purchase and Sale Agreement dated August 31, 2009 (the “Purchase Agreement”) among Pioneer Southwest LLC, the Partnership and Pioneer USA. The effective date of the transaction was July 1, 2009.

The Acquired Property Interests represent oil and gas properties located in the Spraberry field in the Permian Basin of West Texas (the “Spraberry field”). As of July 1, 2009, net proved oil, NGL and gas reserves attributable to the Acquired Property Interests totaled approximately 18.9 million barrels of oil equivalent (“MMBOE”), of which approximately 37% are proved developed reserves and approximately 63% are proved undeveloped reserves. Production from the Acquired Property Interests is approximately 1,300 barrels oil equivalent per day. Of this amount, approximately 65% is oil, 20% is natural gas liquids and 15% is gas. Pioneer USA is the operator of all of the Acquired Property Interests.

The consideration for the Acquired Property Interests was approximately $171.2 million in cash, the assignment by Pioneer USA to Pioneer Southwest LLC of certain associated commodity price derivative positions, and the assumption by Pioneer Southwest LLC of certain liabilities, subject to customary closing adjustments. The Partnership financed the acquisition with approximately $30 million of cash on hand and borrowings under the Partnership's $300 million revolving credit facility (the “Credit Facility”). After these borrowings, the Partnership has approximately $135 million of available borrowing capacity under the Credit Facility.

Taking into account the assigned commodity price derivative positions, based on forecasted production, the Partnership’s total derivative coverage has been increased and extended into 2013 using a combination of swap and three-way collar contracts with coverage levels of approximately 85% for the fourth quarter of 2009, 85% in 2010, 75% in 2011, 75% in 2012 and 60% in 2013.

Pursuant to the Purchase Agreement, Pioneer Southwest LLC and Pioneer USA also entered into an Omnibus Operating Agreement (the “2009 Omnibus Operating Agreement”) and an operating agreement (the “2009 Operating Agreement”) relating to Pioneer USA’s operations on behalf of Pioneer Southwest LLC. Additionally, Pioneer Southwest LLC and Pioneer USA amended the Omnibus Operating Agreement (the “IPO Omnibus Operating Agreement”) and the operating agreement (the “IPO Operating Agreement”) that were entered into at the time of the Partnership’s initial public offering to provide that certain Partnership properties formerly governed by those agreements (those that are no longer limited to wellbore interests) will now be governed by the 2009 Omnibus Operating Agreement and the 2009 Operating Agreement, and to provide that certain of the Acquired Property Interests (those that are limited to wellbore interests) will be governed by the IPO Omnibus Operating Agreement and the IPO Operating Agreement. Similar to the IPO Omnibus Operating Agreement, the 2009 Omnibus Operating Agreement places restrictions and limitations on Pioneer Southwest LLC’s ability to exercise certain rights that would otherwise be available to it under the 2009 Operating Agreement. For example, Pioneer Southwest LLC will be restricted in its ability to remove Pioneer USA as the operator of Pioneer Southwest LLC’s properties; Pioneer USA’s proposed operations will take precedence over any conflicting operations that Pioneer Southwest LLC proposes; and Pioneer Southwest LLC will allow Pioneer USA to use certain of Pioneer Southwest LLC’s production facilities in connection with other properties operated by Pioneer USA, subject to capacity limitations. Pursuant to the 2009 Operating Agreement, Pioneer Southwest LLC will pay Pioneer USA overhead charges associated with operating the covered properties (commonly referred to as the Council of Petroleum Accountants Societies, or COPAS, fee). Overhead charges are usually paid by third parties to the operator of a well pursuant to operating agreements. Pioneer Southwest LLC will also pay Pioneer USA for its direct and indirect expenses that are chargeable to the assets covered by the 2009 Operating Agreement. The Partnership will continue to be subject to the existing Administrative Services Agreement dated May 6, 2008, pursuant to which Pioneer performs fee-based general and administrative services for the Partnership.

The Board of Directors of the general partner of the Partnership approved the acquisition of the Acquired Property Interests and the assignment of the commodity price derivative positions, based in part on the unanimous recommendation in favor of the acquisition from its Conflicts Committee. This committee of independent directors retained independent legal and financial advisors to assist in evaluating the transaction. The investment bank of Houlihan Lokey acted as the financial advisor to the Conflicts Committee and delivered a fairness opinion for the use of the Conflicts Committee in connection with the transaction.

Each of the parties to the Purchase Agreement is a direct or indirect subsidiary of Pioneer. As a result, certain officers of Pioneer serve as officers and/or directors of more than one of such entities. Pioneer and its affiliates, including Pioneer USA, own approximately 69 percent of the Partnership’s outstanding common units. Pioneer, through its indirect ownership of the Partnership’s General Partner, also owns a 0.1% general partner interest in the Partnership.

This report contains only a summary of certain provisions of the agreements referred to above and does not purport to be a complete summary of each such agreement. The summaries of the Purchase Agreement, the 2009 Omnibus Operating Agreement and the amendment to the IPO Omnibus Operating Agreement are qualified in their entirety by reference to the copies of those documents that are filed as exhibits to this report and incorporated by herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets

The description under Item 1.01 is incorporated in this Item 2.01 by reference.

Item 9.01.	Financial Statements and Exhibits

(a) – (b)	Financial Statements of Businesses Acquired; Pro Forma Financial Information

Pursuant to Item 9.01(a)(4) and Item 9.01(b)(2) of Form 8-K, the Partnership will amend this filing not later than 71 calendar days after September 4, 2009, to file the financial statements required by Rule 3-05(b) of Regulation S-X and Article 11 of Regulation S-X.

(d)	Exhibits

2.1* – Purchase and Sale Agreement dated August 31, 2009, among Pioneer Natural Resources USA, Inc., Pioneer Southwest Energy Partners USA LLC and Pioneer Southwest Energy Partners L.P.

10.1 – Omnibus Operating Agreement dated August 31, 2009, between Pioneer Natural Resources USA, Inc. and Pioneer Southwest Energy Partners USA LLC.

10.2 – First Amendment dated August 31, 2009 to Omnibus Operating Agreement dated May 6, 2008, between Pioneer Natural Resources USA, Inc. and Pioneer Southwest Energy Partners USA LLC.

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*

Pursuant to the rules of the Commission, the schedules and similar attachments to the agreement have not been filed herewith. The registrant agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER SOUTHWEST ENERGY PARTNERS L.P.

	By:	Pioneer Natural Resources GP LLC, its
general partner

	By:	/s/ Frank W. Hall
Frank W. Hall,
Vice President and Chief
Accounting Officer

Dated: September 3, 2009

PIONEER SOUTHWEST ENERGY PARTNERS L.P.

EXHIBIT INDEX

Exhibit No.	Description

2.1*(a) – Purchase And Sale Agreement By And Among Pioneer Natural Resources USA, Inc., Pioneer Southwest Energy Partners USA LLC and Pioneer Southwest Energy Partners L.P.

10.1(a) – Omnibus Operating Agreement dated August 31, 2009, between Pioneer Natural Resources USA, Inc. and Pioneer Southwest Energy Partners USA LLC.

10.2(a) – First Amendment dated August 31, 2009 to Omnibus Operating Agreement dated May 6, 2008, between Pioneer Natural Resources USA, Inc. and Pioneer Southwest Energy Partners USA LLC.

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(a) Filed herewith.

*

Pursuant to the rules of the Commission, the schedules and similar attachments to the agreement have not been filed herewith. The registrant agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.